SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): January 8, 2008

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

California	000 30061	95-557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2008, the Chairman of the Board, President, and Chief Executive Officer of Elephant Talk Communications, Inc. (“ETAK”) adopted a stock purchase plan (the “Plan”) intended to comply with the provisions of SEC Rule 10b5-1.  The Plan provides for the purchase of up to $200,000 of shares of common stock of ETAK (the “Stock”).

The Stock will be purchased through an NASD member firm (the “Broker”) at its discretion, subject to the terms of the Plan. Pursuant to the Plan, the Broker has the discretion for the account of Steven Van der Velden to make open market purchases of Stock.  Further, the Broker is not authorized to purchase more than 15,000 shares per day, or more than 45,000 shares of Stock in any five consecutive trading days.

The plan expires on May 1, 2009, unless earlier terminated pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

/s/ Alex Vermeulen
Alex Vermeulen, Secretary

Dated:  January 8, 2009